UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

PACIFIC VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

117 West 9th Street, Suite 316, Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

(310) 392-5606
Registrant's telephone number, including area code

200 Camelia Court, Vero Beach, Florida 32963
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2016, Shannon Masjedi resigned as President as Chief Financial Officer of the Company.  Ms. Masjedi shall remain as Secretary and a director of the Company.  There were no disagreements between the Company and Ms. Masjedi as it relates to her resignation as President and Chief Financial Officer.  On March 31, 2016, the board of directors of the Company voted by written consent to appoint Robert Smith to serve as President of the Company.  Mr. Smith will also remain as Chief Executive Officer and as a member of the board of directors of the Company.  On March 31, 2016, the board of directors of the Company voted by written consent to appoint Ira Unterman as Chief Financial Officer of the Company.  There are currently no agreements in place for compensation to be paid to Ira Unterman.

The biographies for Shannon Masjedi and Robert Smith were filed in the Form 8-K on September 25, 2015.

Effective March 31, 2016, Shannon Masjedi resigned as President as Chief Financial Officer of the Company.  Ms. Masjedi shall remain as Secretary and a director of the Company.  There were no disagreements between the Company and Ms. Masjedi as it relates to her resignation as President and Chief Financial Officer.  On March 31, 2016, the board of directors of the Company voted by written consent to appoint Robert Smith to serve as President of the Company.  Mr. Smith will also remain as Chief Executive Officer and as a member of the board of directors of the Company.  On March 31, 2016, the board of directors of the Company voted by written consent to appoint Ira Unterman as Chief Financial Officer of the Company.  The Company will issue 50,000 shares of common stock to Ira Unterman as initial compensation for services rendered as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Date: March 31, 2016	By:	/S/ Robert Smith
Robert Smith Chief Executive Officer